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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement Form S-8, File No.             , and the related
Prospectus of Philips International Realty Corp. for the registration of 852,550 shares of its common stock and to the incorporation by reference therein of our report dated August 27, 1998, with respect to the statement of revenue and certain operating expenses of Munsey Park Shopping Center.


                                          /s/ GENTILE, PISMENY & BRENGEL, LLP

Great Neck, New York
February 10, 1999